EXHIBIT 21

                   SUBSIDIARIES OF THE COMPANY


          SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.


                                          Jurisdiction of
Subsidiary (1)                             Incorporation
WI Investments, Inc.                         Delaware

   Subsidiaries of WI Investments, Inc.

   Worthington Industries, Incorporated   Ohio

   Worthington Cylinder Corporation       Ohio
       Worthington Cylinders              Ontario
       of Canada, Inc.(2)
       North American Cylinders, Inc. (2) Alabama

   The Worthington Steel Company          Indiana

   The Worthington Steel Company          Kentucky

   The Worthington Steel Company          Maryland

   The Worthington Steel Company          Michigan

   The Worthington Steel Company          N. Carolina

   Worthington Steel of Michigan, Inc.    Michigan

   I. H. Schlezinger, Inc.                Ohio

   Buckeye Steel Castings Company         Ohio
       B-I Sales, Inc. (3)                Michigan
       Worthington Custom Plastics,
         Inc. (3)                         Ohio
          Worthington Precision
            Metals, Inc. (4)              Tennessee
       Buckeye Energy Company, Inc. (3)   Ohio
       Buckeye International Develop-
         ment, Inc. (3)                   Ohio
       GSI Engineering, Inc. (3)          Delaware

   The Worthington Steel Company          Pennsylvania
       NRM Trucking Co. (5)               Delaware
       Worthington Ventures, Inc. (5)     Delaware

Joint Ventures

   Worthington Specialty Processing (6)   Michigan
   London Industries, Inc. (7)            Ohio
   TWB Company (8)                        Michigan
   Worthington Armstrong Venture (9)      Delaware
   Acerex, S.A. de C.V. (10)              Mexico

                       *   *   *   *   *

(1) All subsidiaries are wholly-owned unless otherwise indicated. Some insignificant or shell corporations are not listed.
(2)   Wholly-owned subsidiary of Worthington Cylinder Corporation
(3)   Wholly-owned subsidiary of Buckeye Steel Castings Company
(4)   Wholly-owned subsidiary of Worthington Custom Plastics, Inc.
(5)   Wholly-owned subsidiary of The Worthington Steel Company
      (Pennsylvania)
(6)   Joint Venture with USX Corp.
(7) Joint Venture with Nissen Chemical Industry Co., Ltd. and Sumitomo Corporation of America
(8)   Joint Venture with Thyssen, Inc.
(9)   Joint Venture with Armstrong World Industries, Inc.
(10)  Joint Venture with Hylsa, S.A. de C.V.